FINAL. FOR IMMEDIATE RELEASE.

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Sanah Sadaruddin
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Mike Weinstein
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510-260-8585

SunPower Announces Appointment of Two New Board Members
Company updates Board with consumer technology and energy industry experts poised to guide SunPower as it accelerates residential solar market growth

SAN JOSE, Calif. (January 25, 2022) – SunPower Corp. (NASDAQ:SPWR), a leading solar technology and energy services provider, today announced the appointments of Vinayak Hegde and Vincent Stoquart to its Board of Directors. The changes reflect a thoughtful and strategic approach to cement SunPower’s position as a leading residential solar company.

“Core to our long-term success in providing energy resilience to millions of American homeowners, we need diverse leaders who are deeply experienced and positioned to help drive the company’s growth,” said Peter Faricy, CEO, SunPower. “Hegde and Stoquart are highly energetic leaders who are committed to making clean energy consumer-friendly. I’m more confident than ever that we have the right leaders and advisors in place to make solar easy to purchase and easy to use for all homeowners.”

Hegde has held a number of leadership positions for some of the world’s largest consumer brands, specifically driving customer acquisition for household tech brands including Amazon, Groupon and, most recently, Airbnb. Building on a successful career in marketing and technology, Hegde helped grow the vacation rental business to $4.8 billion in revenue and $39 billion in bookings with over 327 million nights booked. He will provide lead generation expertise and operating insights to SunPower’s Board, and support SunPower’s efforts to enhance the customer experience. He also sits on the Board of Directors for Gannett.

Stoquart is a seasoned energy executive who joins the SunPower Board with over 23 years of experience at TotalEnergies. Currently, he is senior vice president of the Renewables division of TotalEnergies. Prior to that, he served as senior vice president, Refining and Petrochemicals Americas, and president and chief executive officer of Total Petrochemicals & Refining USA, Inc. He is also the country chair for TotalEnergies in the U.S. As a SunPower Board member, Stoquart will use his deep experience to provide business and industry leadership and counsel.

The new appointments to the Board of Directors come on the heels of other recently added talent to accelerate the company’s growth among American consumers across a wide range of age brackets, ethnicities, income levels and geographies. New executive management team appointments include Amazon veteran Ellen Kinney who joins as vice president of Digital Products. In this role, Kinney is focused on making the purchase and financing of solar easy for homeowners with digital innovation, further removing the barriers to solar adoption.

About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding anticipated growth, market positioning, and future areas of focus. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to changes in the policy environment, and the availability of economic incentives for our products; challenges in executing transactions key to our strategic plans; and potential disruptions to our operations that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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